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                SECURITIES AND EXCHANGE COMMISSION

                      Washington, D.C. 20569

                             FORM 8-K

                          CURRENT REPORT

               Pursuant to Section 13 or 15 (d) of
               the Securities Exchange Act of 1934

Date of Report November 22, 1994             Commission File Number 2-83542
      (Date of earliest event reported)


                 FIRST CITIZENS BANCSHARES, INC.
      (Exact name of registrant as specified in its charter)

     TENNESSEE
(State or other jurisdiction of                      62-1180360
incorporation or organization)             (I.R.S. Employer Identification No.)

P.O. Box 370
Court Street, Dyersburg, Tennessee                    38024
(Address of Principal Executive Offices)               (Zip Code)

     Registrant's telephone number, including area code (901) 285-4410

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Item 2.  Acquisition or Disposition of Assets.

First Volunteer Corporation, Union City, TN merged with First Citizens Banc-shares, Inc. on January 1, 1999. As a result of the merger, First Citizens Bancshares, Inc. issued 445,251 shares of common stock.


                            SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the under-signed hereunto duly authorized.


                              FIRST CITIZENS BANCSHARES, INC.



                              ______________________________________
                              Katie S. Winchester
                              President and CEO